As filed with the Securities and Exchange Commission on December 9, 1998


                                                      Registration No. 333-68271

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                  AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)
            DELAWARE                                  13-3152648
 (State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                   Identification No.)


                     200 NORTH WESTLAKE BOULEVARD, SUITE 202
               WESTLAKE VILLAGE, CALIFORNIA 91362 (805) 381-2700
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                             ----------------------
                                  STEPHEN ROSS
                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
                     200 NORTH WESTLAKE BOULEVARD, SUITE 202
                       WESTLAKE VILLAGE, CALIFORNIA 91362
                                 (805) 381-2700

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                             ----------------------
                                   Copies to:


                              MURRAY MARKILES, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED DECEMBER 9, 1998







                                   PROSPECTUS

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
                         100,000 SHARES OF COMMON STOCK
                           (par value $0.01 per share)

                                --------------------

     This is an offering of 100,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of Dental/Medical Diagnostic Systems, Inc. (the "Company" or "DMD"). The Selling Stockholder identified in this prospectus is offering all of the shares to be sold in the offering. DMD will not receive any of the proceeds from the offering. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by the Selling Stockholder.

     The Common Stock is quoted on the Nasdaq SmallCap Market ("Nasdaq SmallCap Market") under the symbol "DMDS" and on the Boston Stock Exchange under the symbol "DMD."

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


     INVESTING IN THE SHARES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.



                                    ---------------

                 The date of this Prospectus is December 9, 1998

                                    TABLE OF CONTENTS


PAGE

WHERE YOU CAN FIND MORE INFORMATION.......................................... 4

SUMMARY...................................................................... 5

CAUTIONARY STATEMENTS AND RISK FACTORS....................................... 7

USE OF PROCEEDS............................................................. 17

SELLING STOCKHOLDER......................................................... 18

PLAN OF DISTRIBUTION........................................................ 19

LEGAL MATTERS............................................................... 20

EXPERTS......................................................................20

DIRECTORS' AND OFFICERS' LIABILITY...........................................20

                             -----------------------


     DMD's principal executive offices are located at 200 North Westlake Boulevard, Suite 202, Westlake Village, California 91362, (805) 381-2700.

                       WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires us to file information with the SEC concerning our business and operations. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's Website at "http://www.sec.gov." You can also inspect such reports, proxy statements and other information at the offices of the Nasdaq Stock Market.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

  o   Annual Report on Form 10-KSB for the year ended December 31, 1997.

     o Amendment No. 1 to Annual Report on Form 10-KSB for the year ended December 31, 1997.


  o   Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

  o   Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998.

  o   Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998.

     o   Current Report on Form 8-K filed on August 20, 1998.

  o   Current Report on Form 8-K filed on May 8, 1998.

  o   Current Report on Form 8-K filed on March 17, 1998.


  o Description of our capital stock contained on page 45 of our amendment No. 2 on Form SB-2 (File # 33-22507).

  o All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the offering of the common stock is terminated.

     This prospectus is part of a registration statement we filed with the SEC. You may request a copy of any of the above filings by writing to or calling:

         Stephen Ross
         Chief Financial Officer
         Dental/Medical Diagnostic Systems, Inc.
         200 North Westlake Boulevard, Suite 202
         Westlake Village, California 91362
         (805) 381-2700

     You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement to this Prospectus. We have not authorized anyone else to provide you with different information. The Selling Stockholder should not make an offer of these Shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this Prospectus is accurate as of any date other than the date on the cover page of this Prospectus or any supplement.

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS HAS BEEN ADJUSTED TO REFLECT A ONE-FOR-2.197317574 REVERSE STOCK SPLIT OF THE COMMON STOCK EFFECTED ON JANUARY 13, 1997, AND A ONE-FOR-1.333333333 REVERSE STOCK SPLIT APPROVED BY OUR STOCKHOLDERS ON MARCH 24, 1997 ("REVERSE STOCK SPLITS"). THIS PROSPECTUS AND OTHER INFORMATION INCORPORATED HEREIN, CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF, AMONG OTHER FACTORS, THE FACTORS SET FORTH UNDER THE CAPTION "RISK FACTORS."

                                     SUMMARY

Dental Medical Diagnostic Systems, Inc. ("DMD") designs, develops, manufactures and sells high technology dental equipment. Our primary product emphasis for approximately the past two years has been on the manufacture and sale of an intraoral camera system known as the "TeliCam II System," an updated version of the intraoral camera system, the "TeliCam Elite," and a multi-operatory intraoral camera system known as the InTELInet, for use in connection with the TeliCam II System. However, in the last nine months our primary product emphasis has begun to shift toward a teeth whitening and curing device known as the Apollo 95E which we now market both domestically and internationally. We received 510(k) notification required to commence marketing of the Apollo 95E in the United States on August 20, 1998 and on August 24, 1998, we began shipping Apollo 95E units into the United States and Canada.

We began marketing the Apollo 95E, a curing and whitening device, in international markets in the first quarter of 1998 and in U.S. and Canadian markets in the third quarter of 1998. We believe that the Apollo 95E produces faster results than products currently available in the marketplace. This product is designed to cure composite material in three seconds or less, and to produce teeth whitening in a dental operatory in less than one hour.

The TeliCam II and Elite Systems display close-up color video images of dental patients' teeth and gums. These TeliCam images help dentists show their patients the dental health and hygiene problems the patient has and, as a result of such display, promote patient acceptance of treatment plans. The TeliCam II System gives dentists the ability to capture and display multiple video images without an expensive device such as a video cassette recorder or color printer. Thus, we are able to provide a low-cost alternative to the more expensive traditional intraoral dental camera systems. We have been shipping the Telecam Systems to the marketplace since February 1996, but now believe that the market for intraoral cameras such as the TeliCam II and Elite System is a market which has declined. TeliCam System II and Elite Systems sales have recently been below levels of prior comparable periods, a trend which we expect to continue.

We also began marketing the chemical composite (Apollo Cure) and whitening materials (Apollo Secret) to be used in connection with the Apollo 95E in November 1998. We are currently in the process of having the products manufactured for initial shipment to dentists. We have the exclusive worldwide distribution rights for Apollo Secret whitening agents and composite curing materials, and plan to begin shipping to dentists in December 1998. The formula of the Apollo Secret Power Whitening offers the following benefits:

 o   a reduction of patient discomfort;

 o the procedure can be performed by a dental assistant or hygienist (generally in less than 40 minutes);

 o   the ability to whiten the patient's teeth up to ten shades lighter; and

 o   no surface damage to the teeth, enamel or pulp.

Apollo Secret is the subject of a pending patent application by its developer. No assurance can be given that the tooth whitening formula will be successfully introduced or that we will be able to commercially exploit it.

We have the exclusive rights to market products to the dental market incorporating certain digital x-ray technology being developed by Suni Imaging Microsystems, Inc. ("Suni"). Suni will keep the rights to developed microchip technology underlying the x-ray system it develops for us. Digital x-ray systems, including competitive systems currently on the market, reduce radiation exposure compared to conventional x-ray systems and allow dentists to view x-ray images in real-time without the time-consuming process of film development and eliminate the need to use and dispose of chemicals required to develop conventional x-ray film. This technology, if successfully developed for us by Suni, would provide the following benefits:

  o  an improved image quality digital x-ray system;

  o  a price expected to be lower than competitive systems; and

  o database storage and recall of images for comparison purposes similar to competitive systems.

We do not guarantee that digital x-ray technology will be successfully developed by Suni, or if the technology is developed, that we will be able to commercially exploit it. Additionally, we believe that any products Suni or we may develop incorporating the digital x-ray technology will require FDA notification prior to marketing, and as a consequence, the timing of the domestic introduction of such a product is uncertain. We plan to launch this product internationally commencing in April of 1999 but do not guarantee that we will achieve this schedule. If our digital x-ray technology is successfully developed, marketing of this technology domestically will begin if, and when, FDA approval pursuant to a 510(k) filing is granted. We cannot assure you that approval pursuant to a 510(k) filing will be received. See "Cautionary Statements and Risk Factors -- Substantial Dependence on Third Parties -- SUPPLIERS."

In November 1996, we introduced our InTELInet Video Monitoring System ("InTELInet") which generally includes two TeliCam systems, a printer, a videocassette monitor, cabling and installation. InTELInet creates a video-electronic information link between the different examination rooms (which are referred to as "operatories" by us and our customers) of the dental office. InTELInet is different from most other intra-office networking systems known to us in that it enables use of two or more intraoral cameras at the same time, which allows dentists and their staffs to conduct more than one patient examination at a time using two or more intraoral cameras simultaneously. InTELInet is thus designed to be a cost-effective solution to the problems generally associated with standard networking of various intraoral cameras in multiple operatories within a single dental practice.
We are only marketing the InTELInet in the United States.

DMD was organized in New York in 1981 under the name Edudata Corporation and reincorporated in Delaware in 1983. DMD was initially organized to provide education in the use of personal computers, to market software programs developed by others, and to provide a broad range of advisory services to businesses in conjunction with both computer and non-computer related management issues. From 1988 to early 1996, DMD's operations were limited to exploring opportunities to acquire or to become an operating business.

                     CAUTIONARY STATEMENTS AND RISK FACTORS

Several of the matters discussed in this document contain forward looking statements that involve risks and uncertainties. Factors associated with the forward looking statements, which could cause actual results to differ materially from those projected or forecast in the statements, appear below. In addition to other information contained in this document, readers should carefully consider the following cautionary statements and risks factors:






LIMITED  OPERATING                    We have only operated our present business
HISTORY;  HISTORY OF                  which designs and markets our TeliCam
LOSSES AND                            Systems and Apollo 95E since October 1995.
ACCUMULATED  DEFICIT                  For the period from our inception (October
                                      23, 1995) to March 2, 1996, we incurred a net loss of $1,625,213, and for the ten-month period ended December 31, 1996, DMD had net income of $137,151. For the twelve months ended December 31, 1997 we had a net loss after an extraordinary item of $2,044,729, and for the nine months ended
                                      September 30, 1998 we had a net loss of
                                      $2,897,915.  At September 30, 1998, our
                                      accumulated  deficit was $6,430,706.
                                      Our ability to obtain and sustain
                                      profitability will depend, in part, upon the successful marketing of our existing products and the successful and timely introduction of new products. We do not guarantee that we will be able to generate and sustain net sales or profitability in the future.

DEPENDENCE UPON TWO                   The TeliCam Systems,  together with relat-
PRODUCTS                              ed products such as the InTELInet system,
                                      and the Apollo 95E have been our primary
                                      products  and during the last nine  months
                                      have made up a substantial  portion of our
                                      revenue.  We  believe  that the market for
                                      intraoral  cameras,  such  as the  TeliCam
                                      systems,  is a market  that has  declined.
                                      TeliCam  Systems  sales have recently been
                                      below levels of prior comparable  periods,
                                      a trend which we expect to  continue.  For
                                      example,  TeliCam  Systems  sales  for the
                                      nine-month period ended September 30, 1998
                                      were $4,125,000 as compared to $11,500,000
                                      for   TeliCam   Systems   sales   for  the
                                      nine-month   period  ended  September  30,
                                      1997.  If we are  unable  to  successfully
                                      develop and  introduce  new  products  and
                                      product  lines,   or  continue  the  sales
                                      growth of our Apollo 95E, it is likely that our business would be substantially and adversely impacted.

IMPORTANCE  OF  NEW                    Our  future   depends  upon  our  ability
PRODUCT DEVELOPMENT                   to develop and successfully introduce new
TO  GROWTH                            products,  particularly  obtaining  510(k)
                                        notification for the digital x-ray tech-
                                      nology under development by Suni. Develop-ment of new product lines is risk inten-sive and often requires:


                                      o  long-term forecasting of market trends;

                                      o  the development and implementation of
                                         new designs;

                                      o  compliance with extensive governmental
                                         regulatory requirements; and

                                      o  a substantial capital commitment.

                                      Also,   the  medical  and  dental   device
                                      industry   is   characterized   by   rapid
                                      technological   change.  As  technological
                                      changes occur in the  marketplace,  we may
                                      have to modify  our  products  in order to
                                      become or remain competitive or ensure our
                                      products  do not  become  obsolete.  If we
                                      fail  to   anticipate   or  respond  in  a
                                      cost-effective   and   timely   manner  to
                                      government requirements,  market trends or
                                      customer requirements, or if there are any
                                      significant delays in product  development
                                      or   introduction,   this   could  have  a
                                      material adverse effect on our business.


NEED FOR ADDITIONAL                   We anticipate that we will need additional
FINANCING                             capital  during  the calendar year 1999 to
                                      satisfy our  expected  increased  working
                                      capital and research and development
                                      requirements  for our planned new products
                                      and to repay  $4,770,000  of principal and
                                      interest on promissory notes coming due on
                                      March 31, 1999. We are currently exploring
                                      alternatives      to     fulfill     these
                                      requirements,  but cannot  assure you that
                                      additional  financing  will  be  available
                                      when needed or that, if available, it will
                                      be  on  terms   favorable  to  us  or  our
                                      stockholders.  If  needed  funds  are  not
                                      available, we may be required to limit our
                                      operations,  which  could  have a material
                                      adverse effect on our business,  operating
                                      results  and   financial   condition.   If
                                      additional funds are raised through the sale of DMD stock, additional dilution to stockholders may occur. In addition, if the funds needed to repay the Notes are not available, the Notes may be converted to shares of Common Stock and additional dilution to stockholders may occur.

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

EXPANSION  THROUGH                    We intend to  expand  our  product lines
UNDETERMINED ACQUISITIONS             and  domestic  and international markets,
                                      in  part, through possible acquisitions.
                                      Our ability to expand successfully through acquisitions will depend upon the following:

                                      o the availability of suitable acquisition candidates at prices we find acceptable.

                                      o our ability to compete for acquisition
                                      opportunities  with  companies  which have
                                      significantly    greater   financial   and
                                      management resources.

                                      o our ability to complete such transac-
                                      tions.

                                      o the availability of financing on terms we find acceptable.

                                      We  do  not  guarantee  that  we  will  be
                                      successful  in  completing   acquisitions.
                                      Also, such transactions involve numerous risks, including:

                                      o possible adverse short-term effects on our operating results or on the market price of our Common Stock.

                                      o an obligation on our part to make con-tingent payments or to satisfy certain repurchase obligations.

                                      o the failure to effectively integrate an acquired business with our business which could have an adverse effect on the DMD.

                                      We do not  guarantee  that we will be able
                                      to   (i)   find    suitable    acquisition
                                      opportunities,    (ii)    complete    such
                                      transactions, or (iii) that, if acquired, integrate successfully and profitably such new businesses with our operations.

EXPANSION  THROUGH                    We also may attempt to expand our product
UNDETERMINED JOINT VENTURES           lines and domestic and international mark-
                                      ets through joint ventures. Our ability
                                      to expand  successfully  through  joint
                                      ventures will depend upon the following:

                                        o    availability of suitable joint
                                      venture candidates whose terms we
                                      find acceptable.

                                        o    our  ability  to  compete  for
                                      expansion   opportunities  with  companies
                                      that have significantly greater financial and management resources.

                                        o    our ability to complete such
                                      transactions.

                                        o    the availability of financing on
                                      terms we find acceptable.

                                      We do not  guarantee  that we will attempt
                                      or  be  successful  in  completing   joint
                                      ventures.    Such   transactions   involve
                                      numerous risks, including:

                                        o    possible adverse short-term effects
                                      on our operating results or the
                                      market price of our Common Stock.

                                        o    failure    to    effectively
                                      integrate    joint   ventures   with   our
                                      operations could have an adverse effect on our business.

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

SUBSTANTIAL DEPENDENCE                We substantially depend upon third parties
UPON THIRD PARTIES                    for several  critical elements of our
                                      business including the development and licensing for distribution of our products.

                                               o   Suppliers.   We   depend   on
                                      products  supplied by other companies.  We
                                      cannot be sure that these  companies  will
                                      continue  to sell or  provide  us with the
                                      products we need to continue  the shipment
                                      to the  marketplace  of our products.  If,
                                      for any  reason,  any of  these  suppliers
                                      cease  to do  business  with  us or if the
                                      products  become  unavailable to us in the
                                      future,   we  may   need  to  find   other
                                      suppliers or change our  products.  We may
                                      experience  production  delays  associated
                                      with  either   developing   or   obtaining
                                      alternative sources of supply which could have a significant adverse effect on our operating results and financial condition.

                                               o  Developers.  We are  dependent
                                      upon third party  developers and suppliers
                                      for the  development  and  manufacture  of
                                      tooth whitening  chemicals and composites,
                                      such as Apollo Secret and Apollo Cure, for
                                      sale with the Apollo 95E.  Although  tooth
                                      whitening  chemicals and composites usable
                                      with  the  Apollo  95E  are   commercially
                                      available,  if  we  fail  to  develop  and
                                      successfully  market our own line of tooth
                                      whitening  and  composite  chemicals  that
                                      failure  could have an  adverse  effect on
                                      our  earnings  and  revenues   because  of
                                      higher cost and lesser functionality of commercially available products.

                                               o  Suni.   Under   licensing  and
                                      development  arrangements we have obtained
                                      exclusive  marketing  rights  to  products
                                      incorporating    certain   digital   x-ray
                                      technology developed by Suni. We have paid
                                      significant advances to, and are dependent
                                      upon  Suni  to  successfully  develop  the
                                      digital    x-ray    technology    and   to
                                      commercialize     the    digital     x-ray
                                      technology.  We do not guarantee that Suni
                                      will be  successful in this  endeavor.  If
                                      Suni  should not  develop a digital  x-ray
                                      product  we believe  to be  acceptable  or
                                      successful in the marketplace,  this would
                                      have  a  material  adverse  effect  on our
                                      operating results and financial condition.
                                      Also,  the  agreement  with Suni  provides
                                      that  we are  obligated  to  make  minimum
                                      royalty payments if products incorporating
                                      the developed technology are introduced to
                                      the market in order to maintain our rights
                                      to be  the  exclusive  distributor  of the
                                      digital   x-ray   technology.   We  cannot
                                      guarantee that we will be able to meet the
                                      royalty payments  required to maintain our
                                      rights  to be the  exclusive  distributor.
                                      Suni  would  then be able to  license  the
                                      developed  technology to our  competitors,
                                      or  grant  an   exclusive   license  to  a
                                      competitor, which could have a material adverse effect on our operating results and financial condition.

EXTENSIVE GOVERNMENT
REGULATION                            Our products and our  manufacturing
                                      practices are regulated by the United
                                      States Food and Drug Administration
                                      ("FDA") under the Federal Food,
                                      Drug and Cosmetic Act ("FDC Act"), and by other state and foreign regulatory agencies. Under the FDC Act, medical and dental devices, including those which we are currently developing must receive
                                      FDA clearance or  notification  before
                                      they may be sold, or be exempted from the need to obtain such clearance or notification. FDA regulations also require us to adhere to certain "Good
                                      Manufacturing Practices" regulations,
                                      which include validation testing, quality control and documentation procedures. Our compliance with applicable regulatory requirements is subject to periodic inspections by the FDA.

                                      We   will   need  to   file   for   510(k)
                                      notification for any new products that are
                                      developed  in  the  future  using  digital
                                      x-ray technology, as well as certain other
                                      products.   The   process   of   obtaining
                                      required    regulatory    clearances    or
                                      notifications  can be  time-consuming  and
                                      expensive,  and compliance  with the FDA's
                                      Good Manufacturing  Practices  regulations
                                      and other  regulatory  requirements can be
                                      burdensome.  Moreover, we do not guarantee
                                      that the required regulatory notifications
                                      will be obtained,  and those  obtained may
                                      include  significant  limitations  on  the
                                      uses  of  the  product  in  question.   In
                                      addition, changes in existing regulations or the adoption of new regulations could make regulatory compliance by us more difficult in the future. The failure to obtain the required regulatory clearances or to comply with applicable regulations could result in any of the following:

                                        o    fines;

                                        o    delays or suspensions of
                                      clearances;

                                        o    seizures or recalls of products;

                                        o    operating restrictions; and

                                        o    criminal prosecution. (any of which
                                      would have a material adverse effect on
                                      us)

COMPETITION                           The manufacture and distribution of medi-
                                      cal and dental devices are intensely
                                      competitive. We compete with numerous
                                      other companies, including several major manufacturers and distributors. With respect to the intraoral camera market, we have at least twelve major competitors.
                                      The Apollo 95E presently has two major
                                      competitors. Some of our competitors have greater financial and other resources than we do. Consequently, these competing companies may begin to develop, manufacture, market and distribute systems which are substantially similar or superior to our products, which could adversely affect our operating results and financial condition.

RELIANCE ON                           At September 30, 1998,  our  international
INTERNATIONAL SALES                   receivables  accounted  for  83% of  DMD's
AND  DISTRIBUTORS AND                 accounts  receivable,   and  international
GENERAL  RISKS OF                     sales were  approximately 34% of our total
INTERNATIONAL OPERATIONS              sales  for  the  nine-month  period  ended
                                      September   30,   1998.   We  expect  that
                                      international  sales  may  increase  as  a
                                      percentage   of  sales   in  the   future.
                                      Consequently,  we face  certain  risks  of
                                      conducting    business    internationally,
                                      including:

                                        o    unexpected changes in, or imposi-
                                      tions of, legislative or regulatory
                                      requirements.

                                        o    fluctuations  in the  value of
                                      the  US  dollar  which  could   materially
                                      adversely affect US dollar revenues.

                                        o    tariffs and other barriers and
                                      restrictions.

                                        o    potentially adverse taxes.

                                        o    the burdens of complying with
                                      international laws and communications
                                      standards.

                                        o    potentially longer payment cycles.

                                        o    greater difficulty collecting
                                      accounts receivable.

                                        o    political and economic instability.

                                        o    changes in diplomatic and trade
                                      relationships.

                                      We do not guarantee that these risks of conducting business internationally will not have a material adverse effect on our business. Further, any failure to predict or plan for changes in the international arena could have a material adverse effect on our financial success.

DEPENDENCE ON KEY                     Our success is highly dependent upon our
PERSONNEL                             Chairman of the Board and Chief Executive
                                      Officer,  Robert  H.  Gurevitch,  and upon
                                      certain other key  employees.  The loss of
                                      service  of one or more of  these  persons
                                      could  have a material  adverse  effect on
                                      our   business.   We  have   entered  into
                                      Employment   Agreements   with  Robert  H.
                                      Gurevitch  and  Dewey  Perrigo,  our  Vice
                                      President of Sales, pursuant to which they
                                      each have agreed to render  services to us
                                      until  October 1, 1999.  We have  obtained
                                      "key   person"   life   insurance  on  Mr.
                                      Gurevitch in the amount of $2,000,000,  of
                                      which  we are the  sole  beneficiary,  but
                                      there  can  be  no   assurance   that  the
                                      proceeds   of  such   insurance   will  be
                                      sufficient to offset the loss to us in the
                                      event of his death. We do not maintain any
                                      insurance on the lives of its other senior
                                      management.  In addition, our success will
                                      be  dependent  upon our ability to recruit
                                      and  retain   qualified   personnel.   Any
                                      failure   to  retain   and   attract   key
                                      personnel could have a material adverse effect on our business.

LIMITED PROPRIETARY                   Our future success and ability to compete
PROTECTION                            is dependent in part upon our proprietary
                                      technology. Our proprietary technology is
                                      not protected by any patents.  The Apollo
                                      95E  has a  patent  pending  but it is not
                                      certain  to be  issued.  Consequently,  we
                                      rely primarily on trademark,  trade secret
                                      and   copyright   laws  to   protect   our
                                      technology.  Also,  we have  implemented a
                                      policy  that  most  senior  and  technical
                                      employees and third-party  developers sign
                                      nondisclosure  agreements.  However, there
                                      can be no assurance that such  precautions
                                      will provide  meaningful  protection  from
                                      competition.  For example,  third  parties
                                      may try to copy  or  reverse-engineer  our
                                      products.  Similarly,  our  customers  may
                                      take inadequate precautions to protect our
                                      proprietary information. In addition, many
                                      foreign countries' laws may not protect us
                                      from  improper  use  of  our   proprietary
                                      technology  overseas.   We  may  not  have
                                      adequate   remedies  if  our   proprietary
                                      rights are breached or our trade secrets are disclosed.

CONFLICTS OF INTERESTS                Robert Gurevitch, our Chairman, has lent
                                      money to DMD and has guaranteed the
                                      performance by DMD under its leases for
                                      our Irvine, California and Westlake,
                                      California premises. We believe that all of these transactions were on terms no less favorable than were available from unaffiliated third parties. We intend to attempt to relieve Mr. Gurevitch from his obligations under his guarantees and it is possible that, in order to achieve his release from these guarantees, we will be required to post collateral or provide other concessions to the recipients of the guarantees. We have, in the past, entered into transactions with affiliates and may enter into transactions with affiliated parties in the future.

LIMITATION OF LIABILITY               DMD's Amended and Restated  Certificate of
AND INDEMNIFICATION                   Incorporation limits, to the maximum
                                      extent permitted by law, the personal lia-
                                      bility of directors for monetary damages
                                      for breach of their fiduciary duties as a
                                      director,   and  provides   that  we  must
                                      indemnify  our officers and  directors and
                                      may  indemnify  our  employees  and  other
                                      agents to the fullest extent  permitted by
                                      law. We have entered into  indemnification
                                      agreements    with   our   directors   and
                                      executive  officers  which may require us,
                                      among  other  things,  to  indemnify  them
                                      against  liabilities  that arise by reason
                                      of their status or service as directors or
                                      officers (other than  liabilities  arising
                                      from  willful  misconduct  of  a  culpable
                                      nature)  and  to  advance  their  expenses
                                      incurred  as a  result  of any  proceeding
                                      against  them as to  which  they  could be
                                      indemnified.  We have purchased directors'
                                      and officer's  liability  insurance in the
                                      amount of  $5,000,000.  The  limitation of
                                      liability  of  our   directors  and  their
                                      indemnity   may  lead   them  to  be  less
                                      cautious  in their  actions  than would be
                                      the case if their  liability  for monetary
                                      damages   were  not   eliminated   and  if
                                      indemnification were not provided.

ANTI-TAKEOVER                         We have authorized  1,000,000 shares of
PROVISIONS                            preferred stock, which may be issued by
                                      the Board of Directors  on such terms, and
                                      with such rights, preferences and designa-
                                      tions as the Board of Directors may deter-
                                      mine. Issuance of such preferred stock,
                                      depending upon the rights, preferences and
                                      designations  thereof, may have the effect
                                      of  delaying,  deterring  or  preventing a
                                      change in control.  In  addition,  certain
                                      "anti-takeover"   provisions  of  Delaware
                                      law, among other things, restrict the ability of stockholders to affect a merger or business combination or obtain control of the company, and some stockholders might consider this to be disadvantageous.

PRODUCT LIABILITY                     Although we have not yet had any product
                                      liability claims, the sale and support of products by DMD may open DMD to the risk of such claims, and there can be no assurance that DMD will not be subject to such claims in the future. A successful product liability claim or claim arising as a result of use of our products brought against DMD, or the negative publicity brought up by such claim, could have a material adverse effect upon our business.
                                      We maintain product liability insurance
                                      with coverage limits of $10,000,000 per
                                      occurrence and $11,000,000 per year. While we believe that we maintain adequate in-surance coverage, we do not guarantee that the amount of insurance will be adequate to satisfy claims made against us in the future, or that we will be able to obtain insurance in the future at satisfactory rates or in adequate amounts.

FLUCTUATION IN                        Our business is subject to certain quar-
QUARTERLY RESULTS                     terly influences. Sales are generally
                                      higher in the fourth quarter due to the
                                      purchasing patterns of dentists in the
                                      United States and are  generally  lower in
                                      the first  quarter  due  primarily  to the
                                      effect upon demand of increased  purchases
                                      in the prior quarter.  It is also expected
                                      that our business  will  experience  lower
                                      sales   in   the   summer   months   as  a
                                      consequence  of  holiday  vacations  and a
                                      lesser   number  of  trade  shows.   These
                                      fluctuations  could result in  significant
                                      fluctuations,     including    significant
                                      declines in our stock price.

                                      Quarterly   results   may   be   adversely
                                      affected  in the  future by a  variety  of
                                      other  factors,   including  the  possible
                                      costs of obtaining capital, as well as the
                                      release  of new  products  and  promotions
                                      taking place  within the quarter.  We plan
                                      to   continue   to   fund   research   and
                                      development   and  to   increase   working
                                      capital requirements for the new products.
                                      To the extent that such  expenses  precede
                                      or  are  not   subsequently   followed  by
                                      increased revenues, our business will be adversely affected.

YEAR 2000 ISSUE                       The Year 2000 readiness issue, which is
                                      common to most businesses, arises from the inability of information systems, and other time and date sensitive products and systems, to properly recognize and process date-sensitive information or system failures. Estimates of the potential cost and effects of Year 2000 issues vary significantly among businesses, and it is extremely difficult to predict the actual impact. Recognizing this uncertainty, management is continuing to actively analyze, assess and plan for various Year
                                      2000 issues across its businesses.

                                      The Year 2000  issue has an impact on both
                                      information  technology ("IT") systems and
                                      non-IT systems,  such as its manufacturing
                                      systems and physical facilities including,
                                      but not limited to,  security  systems and
                                      utilities.    Although   our    management
                                      believes that a majority of our IT systems
                                      are Year 2000 ready,  such  systems  still
                                      have to be tested for Year 2000 readiness.
                                      We  are   replacing  or  upgrading   those
                                      systems  that are  identified  as non-Year
                                      2000   compliant.   Certain   IT   systems
                                      previously  identified  as  non-Year  2000
                                      compliant  are being  upgraded or replaced
                                      which should be complete by June 30, 1999.
                                      Non-IT system issues are more difficult to
                                      identify  and  resolve.  We  are  actively
                                      identifying   non-IT   Year  2000   issues
                                      concerning  our products and services,  as
                                      well as our physical  facility  locations.
                                      As  non-IT  areas  are   identified,   our
                                      management    formulates   the   necessary
                                      actions to ensure  minimal  disruption  to
                                      our  business   processes.   Although  our
                                      management  believes that its efforts will
                                      be  successful   and  the  costs  will  be
                                      immaterial (i.e., less than $25,000) to our consolidated financial position and results of operations, it also recognizes that any failure or delay could cause a potential impact.

                                      We have  initiated  efforts to ensure Year
                                      2000   readiness   of  our   products  and
                                      services.  We have  moved  to a Year  2000
                                      compliant Network Operating System, and our key financial, manufacturing and other in-house systems are already materially compliant.

                                      The Year 2000 readiness of our customers varies. We are not investigating whether or not our customers are evaluating and/or preparing their own systems. These efforts by customers to address Year 2000 issues may affect the demand for certain products and services; however, the impact on our revenue is highly uncertain.

                                      We have also  begun  efforts to assess the
                                      Year 2000  readiness of our key  suppliers
                                      and business  partners.  Our  direction of
                                      this  effort is to ensure the  adequacy of
                                      resources  and  supplies to  minimize  any
                                      potential  business   interruptions.   Our
                                      Management plans to complete this part of its Year 2000 readiness plan in the early part of calendar 1999.

                                      The Year 2000  issue  presents a number of
                                      other risks and  uncertainties  that could
                                      impact  us,   such  as  public   utilities
                                      failures,  potential claims against us for
                                      damages arising from products and services
                                      that are not Year 2000 compliant,  and the
                                      response  ability  of  certain  government
                                      commissions  of  the  various   geographic
                                      areas where DMD conducts  business.  While
                                      we  continue  to  believe  the  Year  2000
                                      issues described above will not materially affect our financial position, it remains uncertain as to what extent, if any, we may be impacted.


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

                                 USE OF PROCEEDS



     We will not receive any proceeds from the sale of the Shares offered by the Selling Stockholder under this prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Selling Stockholder.

                               SELLING STOCKHOLDER



         We are registering 100,000 shares of common stock on behalf of Chrysalis Dental, Inc. (the "Selling Stockholder"). We issued the 100,000 shares of Common Stock to the Selling Stockholder as the purchase price for our acquisition of a worldwide license to technology owned by the Selling Stockholder in October of 1998. We agreed to register the Common Stock on a Form S-3 Registration Statement.

             We do not know if, when, or in what amounts the Selling Stockholder will sell shares of the Common Stock. Thus, we cannot estimate how many shares the Selling Stockholder will hold after completion of the offering.




                              Common Stock Owned Prior to the Offering
                              ----------------------------------------
                             Number of                        Number of
                             Shares of        Percent of     Shares to be
                           Common Stock         Class            Sold

                          ---------------    ------------   --------------
Chrysalis Dental, Inc.        100,000            1.9%           100,000

                              PLAN OF DISTRIBUTION

                  We are registering the Shares on behalf of the Selling Stockholder. As used in this prospectus, the term "Selling Stockholder" includes donees and pledgees selling Shares received from the Selling Stockholder after the date of this Prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Selling Stockholder. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the Shares will also be borne by the Selling Stockholder. Sales of Shares may be effected by the Selling Stockholder from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq SmallCap Market or the Boston Stock Exchange, in negotiated transactions, through put or call options relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Stockholder.

                  The Selling Stockholder may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                  The Selling Stockholder and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

                  Because  the  Selling  Stockholder  may  be  deemed  to  be an underwriter within the meaning of Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Stockholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act may apply to their sales in the market.

                  The Selling Stockholder also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

                  Upon notification to us by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the Selling Stockholder and of the participating broker-dealers, (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (v) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction. In addition, upon notification to us by the Selling Stockholder that a donee or pledgee intends to sell more than 500 Shares, a supplement to this Prospectus will be filed.



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


                                  LEGAL MATTERS


Troop Steuber Pasich Reddick & Tobey, LLP, Los Angeles, California, has rendered to DMD a legal opinion as to the validity of the Common Stock covered by this Prospectus.



                                     EXPERTS

         Our consolidated balance sheets as of December 31, 1996 and December 31, 1997 and the consolidated statements of income, retained earnings and cash flows for the period from inception to March 2, 1996, the ten months ended December 31, 1996 and for the twelve-month period ended December 31, 1997, incorporated by reference in this registration statement on Form S-3, have been audited by PricewaterhouseCoopers LLP, independent accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of that firm as experts in accounting and auditing.




                       DIRECTORS' AND OFFICERS' LIABILITY

         Our Certificate of Incorporation includes provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law and (ii) indemnify our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

Part II       INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



The estimated expenses, to be borne by the Selling Stockholder, in connection with the offering are as follows:

                                                                     Amount
                                                                ----------------
Registration Fee Under Securities Act of 1933...................$   195.00


NASD Filing Fee.................................................$       *
Blue Sky Fees and Expenses......................................$       *
Printing and Engraving Certificates.............................$       *
    Legal Fees and Expenses.....................................$ 7,500.00
Accounting Fees and Expenses....................................$ 5,000.00


Registrar and Transfer Agent Fees...............................$       *
Miscellaneous Expenses..........................................$       *
                                                                ----------------
         TOTAL..................................................$12,695.00
                                                                ================

-----------------



* Not applicable or none.



ITEM 15     INDEMNIFICATION OF DIRECTORS AND OFFICERS.



         As permitted by the Delaware General Corporation Law ("DGCL"), DMD's Amended and Restated Certificate of Incorporation limits the personal liability of directors to DMD for monetary damages for certain breaches of fiduciary duty. Liability is not eliminated for (i) any breach of the director's duty of loyalty to DMD or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.



         DMD has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the directors and executive officers will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of DMD or of any subsidiary of DMD or of any other company or enterprise in which they are serving at the request of DMD. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including on account of knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.



         DMD has purchased a directors and officers liability insurance policy in the amount of $5,000,000.



ITEM 16          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



         See the Exhibit Index of this Registration Statement.



ITEM 17          UNDERTAKINGS.



         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;



         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and



         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of the appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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


                                     SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westlake Village, State of California, on December 8, 1998.


                                        DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.

                                        (Registrant)


                                        By:      /s/ Robert H. Gurevitch
                                               --------------------------
                                               Robert H. Gurevitch
                                               Chairman of the Board and
                                               Chief Executive Officer







    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.




    SIGNATURE                    TITLE                                 DATE
    ---------                    -----                                 ----

   /s/ Robert H. Gurevitch   Chairman of the Board and
-------------------------    Chief Executive Officer           December 8, 1998
Robert H. Gurevitch


          *                  Chief Financial Officer and
-------------------------    Chief Accounting Officer          December 8, 1998
Stephen Ross


          *
-------------------------    Director                          December 8, 1998
Marvin H. Kleinberg


          *
-------------------------    Director                          December 8, 1998
Jack D. Preston


*By: /s/ Robert H. Gurevitch
---------------------------
Robert H. Gurevitch
his Attorney-In-Fact

                                     EXHIBIT INDEX


NO.     ITEM
---     -----


4.1 Specimen Stock Certificate of the Registrant [Incorporated by reference to Amendment No.1 of Form SB-2 filed on April 7, 1997].



   5.1  Opinion of Troop Steuber Pasich Reddick & Tobey, LLP. [Previously filed]


   23.1 Consent of PricewaterhouseCoopers, LLP. [Previously filed]


23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included as part of Exhibit 5.1).

   24.1 Power of Attorney (included in signature page).  [Previously Filed.]


Page 24